Exhibit 2.1

FIRST AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

THIS FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER is made and entered into as of January 26, 2016 (this “Amendment”) by and among MANN+HUMMEL HOLDING GmbH, a German limited liability company (“Parent”), M+H SUB 2015 INC., a Delaware corporation and a wholly-owned indirect subsidiary of Parent (“Merger Sub”), AFFINIA GROUP HOLDINGS INC., a Delaware corporation (the “Company”), and James S. McElya and Joseph A. Onorato, solely in their capacity, collectively, as the Sellers’ Representative.

RECITALS

WHEREAS, the Company, the Sellers’ Representative, Parent and Merger Sub previously entered into that certain Agreement and Plan of Merger, dated as of August 13, 2015 (the “Agreement”);

WHEREAS, Section 12.5 of the Agreement provides that the Agreement may be amended by a written instrument signed by the Company, the Sellers’ Representative, Parent and Merger Sub, making specific reference to Section 12.5; and

WHEREAS, the Company, the Sellers’ Representative, Parent and Merger Sub desire to amend the Agreement, as described below, by entering into this Amendment.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have their respective meanings set forth in the Agreement.

2. Amendment to Agreement. Section 11.1(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(b) at the election of the Company or Parent on or after August 1, 2016 (the “Outside Date”), if the Closing shall not have occurred by the close of business on such date; provided, that the right to terminate this Agreement under this Section 11.1(b) shall not be available to a party if such party is in material breach of any of its covenants or agreements under this Agreement;”

3. Entire Agreement. This Amendment, together with the Agreement (including all other agreements and documents referenced herein and therein) contain all of the agreements among the parties hereto with respect to the transactions contemplated hereby and thereby and supersede all prior agreements or understandings among the parties with respect hereto and thereto.

4. Interpretation. Except as otherwise expressly provided herein, all of the terms, covenants and other provisions of the Agreement shall continue to be in full force and effect in accordance with their respective terms. From and after the date of this Amendment, all references to the Agreement (whether in the Agreement or this Amendment) shall refer to the Agreement as amended by this Amendment.

5. Governing Law. This Amendment will be governed by and construed and interpreted in accordance with the substantive Laws of the State of Delaware, without giving effect to any conflicts of Law, rule or principle that might require the application of the Laws of another jurisdiction.

6. Counterparts. This Amendment may be executed in one or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument. Facsimile and pdf signatures shall be treated as original signatures for all purposes hereunder.

7. Headings. The descriptive headings of this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

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2

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

PARENT:

MANN+HUMMEL HOLDING GmbH

By:	/s/ Manfred Wolf
	Name:	Manfred Wolf
	Title:	Managing Director

By:	/s/ Jürgen Gabriel
	Name:	Jürgen Gabriel
	Title:	General Counsel

MERGER SUB:

M+H SUB 2015 INC.

By:	/s/ Manfred Wolf
	Name:	Manfred Wolf
	Title:	President

By:	/s/ Alfred Weber
	Name:	Alfred Weber
	Title:	Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan of Merger]

COMPANY:

AFFINIA GROUP HOLDINGS INC.

By:	/s/ David E. Sturgess
	Name:	David E. Sturgess
	Title:	Senior Vice President, Secretary and General Counsel

[Signature Page to First Amendment to Agreement and Plan of Merger]

SELLERS’ REPRESENTATIVE:

/s/ James S. McElya

James S. McElya

/s/ Joseph A. Onorato

Joseph A. Onorato

[Signature Page to First Amendment to Agreement and Plan of Merger]